EXHIBIT 1

Name,                   Citi-   Present Position  Present Principal Occupation,
Business Address       zenship  with BellSouth    Name, Address and Principal
                                                  Business of Organization

F. Duane Ackerman         USA   President, Chief   President and CEO
2000 Campanile                  Executive Officer  BellSouth Corporation
1155 Peachtree St., N.E.        and Director       1155 Peachtree St., N.E.
Atlanta, GA  30309-3610                            Atlanta, GA  30309-3610
                                                   Telecommunications Svcs.

Richard A. Anderson       USA   Group President -  Group President -
1701 Campanile                  BellSouth Business BellSouth Business
1155 Peachtree St., N.E.                           BellSouth Corporation
Atlanta, GA  30309-3610                            1155 Peachtree Street, N.E.
                                                   Atlanta, GA  30309-3610
                                                   Telecommunications Svcs.

C. Sidney Boren           USA   Executive Staff    Executive Staff Officer
2004 Campanile                  Officer            BellSouth Corporation
1155 Peachtree St., N.E.                           1155 Peachtree Street, N.E.
Atlanta, GA  30309-3610                            Atlanta, GA  30309-3610
                                                   Telecommunications Svcs.

Robert L. Capell, III     USA   Sr. Vice President Sr. Vice President -
1706 Campanile                                     Advanced Data Networks
1155 Peachtree Street, N.E.                        BellSouth Corporation
Atlanta, GA 30309-3610                             1155 Peachtree Street, N.E.
                                                   Atlanta, GA 30309-3610
                                                   Telecommunications Svcs.

Keith O. Cowan            USA   Vice President     Vice President-
2005 Campanile                                     Corporate Development
1155 Peachtree St., N.E.                           BellSouth Corporation
Atlanta, GA  30309-3610                            1155 Peachtree St., N.E.
                                                   Atlanta, GA  30309-3610
                                                   Telecommunications Svcs.

Name,                   Citi-   Present Position  Present Principal Occupation,
Business Address       zenship  with BellSouth    Name, Address and Principal
                                                  Business of Organization

Francis A. Dramis        USA    Executive Vice    Executive Vice President
2007 Campanile                  President         and Chief Information Officer
1155 Peachtree St., N.E.                          BellSouth Corporation
Atlanta, GA 30309-3610                            1155 Peachtree Street, N.E.
                                                  Atlanta, GA 30309-3610
                                                  Telecommunications Svcs.

Mark E. Droege           USA    Vice President    Vice President-Financial
2006 Campanile                                    Management and Treasurer
1155 Peachtree St., N.E.                          BellSouth Corporation
Atlanta, GA  30309-3610                           1155 Peachtree St., N.E.
                                                  Atlanta, GA  30309-3610
                                                  Telecommunications Svcs.

Jere A. Drummond         USA     President and    President & Chief
2010 Campanile                   Chief Executive  Executive Officer
1155 Peachtree St., N.E.         Officer -        BellSouth Communications Group
Atlanta, GA 30309-3610           BellSouth        BellSouth Corporation
                                 Communications   1155 Peachtree Street, N.E.
                                 Gp.              Atlanta, GA 30309-3610
                                                  Telecommunication Svcs.

Ronald M. Dykes          USA   Executive Vice     Executive Vice President
2008 Campanile                 President and      and Chief Financial Officer
1155 Peachtree St., N.E.       Chief Financial    BellSouth Corporation
Atlanta, GA  30309-3610        Officer            1155 Peachtree St., N.E.
                                                  Atlanta, GA  30309-3610
                                                  Telecommunications Svcs.

Donna A. Lee             USA   Senior Vice        Senior Vice President-
2400 Century Parkway           President          Managed Network Solutions
Suite 200                                         BellSouth Corporation
Atlanta, GA  30345                                Suite 200
                                                  2400 Century Parkway
                                                  Atlanta, GA  30345
                                                  Telecommunications Svcs.

Name,                   Citi-   Present Position  Present Principal Occupation,
Business Address       zenship  with BellSouth    Name, Address and Principal
                                                  Business of Organization

David J. Markey        USA      Vice President    Vice President-
Suite 900                                         Governmental Affairs
1133 21st Street, N.W.                            BellSouth DC
Washington, DC  20036                             Suite 900
                                                  1133 21St Street, N.W.
                                                  Washington, DC  20036
                                                  Telecommunications Svcs.

Earle Mauldin          USA      President and     President and Chief
Suite 1000                      Chief Executive   Executive Officer
1100 Peachtree Street,          Officer           BellSouth Enterprises, Inc.
 N.E.                           BellSouth         1100 Peachtree Street, N.E.
Atlanta, GA 30309-4599          Enterprises, Inc. Atlanta, GA 30309-4599
                                                  Telecommunications Svcs.

Charles C. Miller, III   USA    President-        President-International
Suite 400                       International     BellSouth Corporation
1100 Peachtree St., N.E.                          Suite 400
Atlanta, GA  30309-4599                           1100 Peachtree St., N.E.
                                                  Atlanta, GA  30309-4599
                                                  Telecommunications Svcs.

Charles R. Morgan        USA    Executive Vice    Executive Vice President and
2002 Campanile                  President and     General Counsel
1155 Peachtree St., N.E.        General Counsel   BellSouth Corporation
Atlanta, GA 30309-3610                            1155 Peachtree St., N.E.
                                                  Atlanta, GA 30309-3610
                                                  Telecommunications Svcs.

William C. Pate          USA    Vice President    Vice President - Advertising
1915 Campanile                                    and Public Relations
1155 Peachtree St., N.E.                          BellSouth Corporation
Atlanta, GA 30309-3610                            1155 Peachtree St., N.E.
                                                  Atlanta, GA 30309-3610
                                                  Telecommunications Svcs.

Name,                   Citi-   Present Position  Present Principal Occupation,
Business Address       zenship  with BellSouth    Name, Address and Principal
                                                  Business of Organization

William F. Reddersen      USA   Group President   Group President -
1702 Campanile                                    Value Added Services
1155 Peachtree St., N.E.                          BellSouth Corporation
Atlanta, GA  30309-3610                           1155 Peachtree St., N.E.
                                                  Atlanta, GA 30309-3610
                                                  Telecommunications Svcs.

John G. Robinson          USA   Vice President    Vice President -
4509 BellSouth Center                             Strategic Mgmt.
675 West Peachtree St.,N.E.                       BellSouth Corporation
Atlanta, GA 30375                                 675 West Peachtree St.,N.E.
                                                  Atlanta, GA 30375
                                                  Telecommunication Svcs.

W. Patrick Shannon        USA   Vice President    Vice President
1703 Campanile                                    and Controller
1155 Peachtree St., N.E.                          BellSouth Corporation
Atlanta, GA  30309-3610                           1155 Peachtree St., N.E.
                                                  Atlanta, GA  30309-3610
                                                  Telecommunications Svcs.

Richard D. Sibbernsen      USA  Vice President    Vice President -
2003 Campanile                                    Human Resources
1155 Peachtree St., N.E.                          BellSouth Corporation
Atlanta, GA  30309-3610                           1155 Peachtree St., N.E.
                                                  Atlanta, GA  30309-3610
                                                  Telecommunications Svcs.

Carl E. Swearingen         USA  Senior Vice       Senior Vice President -
2001 Campanile                  President and     Corporate Compliance and
1155 Peachtree St., N.E.        Corporate         Corporate Secretary
Atlanta, GA  30309-3610         Secretary         BellSouth Corporation
                                                  1155 Peachtree St., N.E.
                                                  Atlanta, GA  30309-3610
                                                  Telecommunications Svcs.

Name,                   Citi-   Present Position  Present Principal Occupation,
Business Address       zenship  with BellSouth    Name, Address and Principal
                                                  Business of Organization

F. Duane Ackerman        USA    Chairman of the   President and CEO
2000 Campanile                  Board             BellSouth Corporation
1155 Peachtree St., N.E.                          1155 Peachtree St., N.E.
Atlanta, GA  30309-3610                           Atlanta, GA  30309-3610
                                                  Telecommunications Svcs.


Reuben V. Anderson        USA   Director          Partner, Phelps Dunbar
Phelps Dunbar                                     Suite 500, Mtel Centre N.
Ste 500, Mtel Centre N.                           200 South Lamar Street
200 South Lamar Street                            Jackson, MS  39201
Jackson, MS  39201                                Attorneys


James H. Blanchard        USA   Director          Chairman of the Board
Synovus Financial Corp.                           and CEO
Suite 301, One Arsenal                            Synovus Financial Corp.
901 Front Street                                  Suite 301, One Arsenal
Columbus, GA  31901                               901 Front Street
                                                  Columbus, GA  31901
                                                  Commercial Banking,
                                                  Securities Brokerage
                                                  and Data Processing


J. Hyatt Brown           USA    Director          Chairman, President
Poe & Brown, Inc.                                 and CEO
220 S. Ridgewood Ave.                             Poe & Brown, Inc.
Daytona Beach, FL  32114                          220 S. Ridgewood Ave.
                                                  Daytona Beach, FL  32114
                                                  Insurance

Name,                   Citi-   Present Position  Present Principal Occupation,
Business Address       zenship  with BellSouth    Name, Address and Principal
                                                  Business of Organization

Armando M. Codina        USA    Director          Chairman of the Board
Codina Group Inc.                                 and CEO
Penthouse II                                      Codina Group Inc.
Two Alhambra Plaza                                Penthouse II
Coral Gables, FL  33134                           Two Alhambra Plaza
                                                  Coral Gables, FL  33134
                                                  Real Estate Development


Phyllis Burke Davis      USA    Director          Retired Senior
284 Ocean Road                                    Vice President
Box 264                                           Avon Products, Inc.
Bridgehampton, NY  11932                          284 Ocean Road
                                                  Box 264
                                                  Bridgehampton, NY  11932

Kathleen F. Feldstein    USA    Director          President
Economics Studies, Inc.                           Economics Studies, Inc.
147 Clifton Street                                147 Clifton Street
Belmont, MA 02178                                 Belmont, MA 02178

John G. Medlin, Jr.      USA    Director          Chairman Emeritus
Wachovia Corporation                              Wachovia Corporation
100 North Main Street                             100 North Main Street
Winston-Salem, NC  27101                          Winston-Salem, NC  27101
                                                  Interstate Bank
                                                  Holding Company

Leo F. Mullin            USA    Director          President and Chief
Delta Air Lines, Inc.                             Executive Officer
P. O. Box 20706                                   Delta Air Lines, Inc.
Atlanta, GA 30320                                 P. O. Box 20706
                                                  Atlanta, GA 30320

Name,                   Citi-   Present Position  Present Principal Occupation,
Business Address       zenship  with BellSouth    Name, Address and Principal
                                                  Business of Organization

Robin B. Smith           USA    Director          Chairman and CEO
Publishers Clearing House                         Publishers Clearing House
382 Channel Drive                                 382 Channel Drive
Port Washington, NY 11050                         Port Washington, NY  11050
                                                  Magazine Subscription
                                                  Company

C. Dixon Spangler, Jr.   USA    Director          Chairman of the Board
C.D. Spangler                                     C.D. Spangler Construction Co.
Construction Co.                                  P. O. Box 36007
P. O. Box 36007                                   Charlotte, NC 28236-6007
Charlotte, NC 28236-6007                          Construction Company


William S. Stavropoulos  USA    Director          President and Chief Executive
The Dow Chemical Company                          Officer
2030 Willard H. Dow Center                        The Dow Chemical Company
Midland, MI 48674                                 2030 Willard H. Dow Center
                                                  Midland, MI 48674
                                                  Chemical Manufacturing
                                                  Company

J. Tylee Wilson          USA    Director          Retired Chairman of the
121 Lamplighter Lane                              Board and CEO
Ponte Vedra Beach,                                RJR Nabisco, Inc.
FL  32082                                         121 Lamplighter Lane
                                                  Ponte Vedra Beach,
                                                  FL  32082